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                                                                   EXHIBIT 10.1

                          COMMON STOCK PURCHASE AGREEMENT


                 THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 2, 1995, is between INTREPID FOOD HOLDINGS, INC., a Delaware corporation (the "Company"), Frontenac VI Limited Partnership ("Purchaser"), and William R. Voss ("Founder").

                                    RECITALS


                 A. Founder and Purchaser are organizing the Company to identify, investigate and pursue acquisition opportunities in the food industry, and to develop related business plans and strategies.

                 B. In order to provide funding for the initial activities of the Company, Founder and Purchaser desire to purchase shares of Common Stock of the Company pursuant to the terms and conditions hereof.


                                   AGREEMENTS

                 In consideration of the promises and the respective agreements, covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                       SALE AND PURCHASE OF COMMON STOCK


         1.1 SALE AND PURCHASE OF COMMON STOCK. Upon the terms and subject to the satisfaction of the conditions set forth herein, and in reliance upon the respective representations and warranties of the parties set forth herein, the Company hereby agrees to sell to Purchaser and Founder, and Purchaser and Founder hereby agree to purchase from the Company, at the Closing (as defined herein), 4,500 and 500 shares, respectively, of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, in exchange for the payment of $100.00 per share.

         1.2 CLOSING. The closing of the purchase and sale of the shares of Common Stock hereunder (the "Closing") will take place at the offices of Hopkins & Sutter, Three First National Plaza, Suite 3800, Chicago, Illinois on the date hereof or at such other time, date and place as shall be mutually agreed by the Company, the Purchaser and the Founder. At the Closing:
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                 (a)      the Company will deliver to Purchaser and Founder a
         certificate for the number of shares of Common Sock purchased by such person duly executed and registered in the name of such person; and

                 (b) Purchaser and Founder will deliver to the Company by certified, cashier's or personal check or wire transfer, a payment equal to the purchase price of such shares.


                                   ARTICLE II

                             CONDITIONS TO CLOSING


         The obligation of Purchaser and Founder to purchase shares of Common Stock at the Closing is subject to the fulfillment to its satisfaction of each of the following conditions:

         2.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Article III shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

         2.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with.

         2.3 SECRETARY'S CERTIFICATE. At the Closing, the Company shall have delivered to Purchaser and Founder correct and complete copies of each of the following, in each case certified to be in full force and effect on the date of the Closing by the Secretary of the Company:

         (i)     the By-Laws of the Company; and

         (ii) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby.

         2.4 CERTIFICATE OF INCORPORATION. At the Closing, the Company shall have delivered to Purchaser and Founder the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of a date not more than 15 days prior to the date of the Closing.

         2.5 EMPLOYMENT AGREEMENT. The Founder and the Company shall have executed and delivered an Employment Agreement in the form of Exhibit A attached hereto (the "Employment Agreement").



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                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         As a material inducement to Purchaser and Founder to enter into the transactions contemplated by this Agreement, the Company represents and warrants to Purchaser and Founder as follows:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CORPORATE POWER. The Company has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and to execute, deliver and perform this Agreement and to issue shares of Common Stock to be issued hereunder, and to execute, deliver and perform all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by the Company.

         3.3 AUTHORIZATION OF TRANSACTION. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Company, its officers, directors and stockholders and (ii) will not violate, conflict with, result in any breach of any of the terms, conditions or provisions of, constitute (with or without the passage of time or giving of notice or both) a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of any law, rule, regulation, judgment, writ, injunction, order, decree, agreement, certificate of incorporation, by-law or other instrument to which the Company is a party or by which the Company or any property of the Company may be bound.

         3.4 BINDING OBLIGATION; VALID ISSUANCE. This Agreement has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

         3.5 CAPITALIZATION. The Company's authorized capital stock consists of 12,000 shares of Common Stock and 14,000 shares of Series A Preferred Stock. The only shares of Common Stock issued and outstanding. reserved for issuance or committed to be issued are the shares of Common Stock to be issued pursuant to this Agreement. There are no shares of Series A Preferred Stock issued and outstanding, reserved for issuance or committed to be issued. Except as otherwise provided herein, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock or obligations to issue or grant any of the foregoing or any outstanding capital appreciation, profit participation or similar rights with respect to the Company or obligations to issue or grant any such rights. The Company owns no equity or equity-like interest (whether stock, partnership interest or equity appreciation rights) in any other entity.





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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PURCHASER AND FOUNDER


         Each of Purchaser and Founder hereby represents and warrants to the other parties for this Agreement with respect to itself or himself that:

                          (a) such person is acquiring the shares of Common Stock for Investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                          (b) such person acknowledges that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended, or any state securities law, and the Company is under no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission with respect to the shares of Common Stock;

                          (c) such person has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the shares of Common Stock;

                          (d) such person is able to bear the complete loss of its or his investment in the shares of Common Stock (and with respect to Purchaser, is not an entity formed solely to make this investment); and

                          (e) such person has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the shares of Common Stock, and to obtain additional information.


                                   ARTICLE V

                                   COVENANTS


         5.1 GENERAL. (a) Until the consummation by the Company of its first acquisition of a business in the food industry, except with the prior approval of the Board of Directors of the Company, the Company shall not engage in any activity other than (i) identifying, investigating and pursuing acquisition opportunities in the food industry (but not including (a) the execution of definitive agreements relating to acquisition opportunities or (b) the consummation of acquisition opportunities), and developing related business plans and strategies and (ii) developing and refining the business plan for the Company. Without limiting the generality of the foregoing, except with the prior approval of the Board of Directors of the Company, the





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Company shall not: (A) authorize or issue, or obligate itself by agreement or otherwise to issue, any capital stock; (B) directly or indirectly declare or pay a dividend or make other distributions with respect to any of its capital stock; (C) except as permitted by the Employment Agreement, directly or indirectly redeem, purchase or otherwise acquire any of the Company's capital stock; (D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction; (E) create, incur, assume or suffer to exist any liens or indebtedness); (F) merge or consolidate with any person or entity; (G) sell, lease, license or otherwise dispose of all or substantially all its assets; (H) establish or acquire any subsidiary; (I) acquire any equity or equity-like interest (whether capital stock, partnership or membership interest or equity appreciation right); (J) incur or make, or become obligated to incur or make, any capital expenditures greater than $5,000; (K) make any amendment to the Company's certificate of incorporation or bylaws, or file any resolution of the Board of Directors with the Delaware Secretary of State; or (L) acquire any business by any means.

         (b) It is anticipated that, subject in all respects to the terms and conditions outlined in Exhibit B attached hereto, further investments may be made in the Company by Purchaser and Founder as outlined in Exhibit B attached hereto to provide all or a portion of the financing which may be necessary to acquire controlling interests in acquisition targets in the food industry identified by the Company, which targets must be acceptable to Purchaser and Founder, and which acquisitions must be made pursuant to definitive documents acceptable to Purchaser and Founder. Any additional investment in the Company to be made by Purchaser and Founder would be subject in all respects to the execution and delivery of definitive documents acceptable to Purchaser and Founder.

         (c) Purchaser agrees that, from the date hereof until the date that is eighteen months from the date hereof, Purchaser shall not capitalize any entity formed to provide financing support for a food industry executive to identify, investigate and pursue acquisition opportunities in the food industry.

         (d) For a period of 18 months after the date hereof, so long as Founder is the Chief Executive Officer of the Company, Purchaser shall reasonably promote the interests of the Company and shall use reasonable efforts, as determined in its business judgment, to refer appropriate acquisition possibilities that are brought to its attention to the Company.

         (e) On or after September 29, 1996, so long as Founder is Chief Executive Officer of the Company and the Company has not consummated its first acquisition of a business in the food industry, Founder from time to time can deliver an Additional Financing Notice (as hereinafter defined) to Purchaser. An "Additional Financing Notice" is a notice executed by Founder specifying (i) that additional financing for the Company is reasonably required to continue the process of identifying, investigating and pursuing acquisition opportunities in the food industry, (ii) the amount of such additional financing requested (which is subject to the limit set forth in this Agreement), (iii) a reasonably detailed budget for the use of the proceeds of such additional financing which is consistent with the terms of this Agreement, including a projection of the time frame in which such proceeds are expected to be expended (which time frame shall not extend beyond March 31, 1997) and (iv) that Founder will purchase additional shares of Common Stock of the Company at a purchase price of $100.00 per share in an amount equal to 10% of the additional financing requested. The maximum aggregate amount of additional





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financing obtainable pursuant to any and all Additional Financing Notices shall be $250,000. If an Additional Financing Notice is reasonably acceptable to Purchaser, a closing shall be held at a mutually agreeable time and place no later than fifteen days after delivery of such Additional Financing Notice. At such closing the Company will issue shares of Common Stock, and deliver certificates therefor to each of Purchaser and Founder, in exchange for the payment of $100.00 per share (i) to Purchaser who will purchase that number of shares of Common Stock equal to the remainder of (a) 90% of the additional financing requested in the Additional Financing Notice divided by (b) $100 and
(ii) to Founder who will purchase that number of shares of Common Stock equal to the remainder of (a) 10% of the additional financing requested in the Additional Financing Notice divided by (b) $100.

         5.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of Common Stock hereunder solely to pay (i) its obligations under the Employment Agreement, (ii) its obligations under Section 6.9 hereof, and (iii) for working capital purposes in connection with the activities permitted by
Section 5.1 hereof pursuant to a budget approved by the Board of Directors of the Company.

         5.3     BOARD OF DIRECTORS.

         (a) Each of Purchaser and Founder agrees to take all action necessary including, but not limited to, the voting of their shares of stock of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors of the Company and each subsidiary of the Company, the waiving of notice and the attending of meetings, so as to cause (i) the number of members of the Board of Directors of the Company and each subsidiary of the Company to be three prior to the consummation by the Company of its first acquisition of a business in the food industry (and no more than seven members thereafter) and
(ii) the Board of Directors of the Company and each subsidiary of the Company to be at all times comprised of the following persons:

         (A)     Founder (so long as Founder is employed by the Company);

         (B) two persons designated by the Purchaser and who continue to be acceptable to the Purchaser; and

         (C) after the consummation by the Company of its first acquisition of a business in the food industry, up to four persons with substantial knowledge of the food industry, none of whom is an employee or officer of the Company or any of its subsidiaries, designated by the Purchaser and who continue to be acceptable to the Purchaser (each such person is referred to herein as an "Outside Director");

         (b) After the consummation by the Company of its first acquisition of a business in the food industry, each of Purchaser and Founder agrees to take all actions necessary including, but not limited to, the voting of their shares of stock of the Company and each subsidiary of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors of the Company and each subsidiary of the Company, the waiving of notice and the attending of meetings, to cause the Board of Directors of the Company and each subsidiary of the Company to establish a compensation





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committee which shall include the persons designated and acceptable pursuant to
Section 5.3(a)(ii)(B) and one Outside Director to set compensation of the management of the Company and each subsidiary of the Company.

         (c) Each of Purchaser and Founder agrees to take all actions necessary including, but not limited to, the voting of their shares of stock of the Company and each subsidiary of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors of the Company and each subsidiary of the Company, the waiving of notice and the attending of meetings, so as to cause each committee of the Board of Directors of the Corporation and each subsidiary of the Company to include at least the persons designated and acceptable pursuant to Section 5.3(a)(ii)(B).

         (d) Founder shall resign from the Board of Directors of the Company and each subsidiary of the Company, and each committee thereof, upon the termination of Founder's employment with the Company.

         (e) The Company shall hold meetings of its Board of Directors periodically but not less often than quarterly.

         5.4     RIGHT OF FIRST REFUSAL - NEW SECURITIES.

         (a) Each of Purchaser and Founder shall have the right of first refusal to purchase its or his proportionate number, or any lesser number, of any New Securities which the Company may, from time to time, propose to sell and issue. For purposes of this Section 5.4, each such holder's "proportionate number" means the product obtained by multiplying the number of New Securities (as hereinafter defined) proposed to be sold and issued by a fraction, the numerator of which will be the number of shares of Common Stock owned by such holder and the denominator of which will be the total number of shares of Common Stock owned by all holders of Common Stock.

         (b) In the event the Company proposes to undertake an issuance of New Securities, it will give each of Purchaser and Founder written notice of its intention to do so, describing the New Securities and the price and terms upon which the Company proposes to issue the same, and setting forth the number of shares which such holder is entitled to purchase and the aggregate purchase price therefor. Each such holder will have 15 days from the date of receipt of any notice to agree to purchase up to its or his proportionate number of such New Securities, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event any Purchaser or Founder fails to exercise such right of first refusal within said 15-day period the Company will have 120 days thereafter to sell the New Securities as to which such holder's right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Company's notice. In the event the Company has not sold such New Securities within said 120-day period, the Company will not thereafter issue or sell any New Securities without first offering such New Securities to Purchaser and Founder in the manner provided above.





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         (d)     "New Securities" means (i) any capital stock of the Company or any other securities or other obligations of the Company, including any equity, profit participation or capital appreciation rights, or phantom stock, whether now authorized or not, (ii) any rights, options, or warrants to purchase any such capital stock or rights, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such capital stock, and (iii) any securities of any type whatsoever that are, or may become convertible into any such capital stock; provided, however, that "New Securities" will not include (A) securities offered to the public pursuant to a registration statement under the Securities Act, (B) options or securities issued to, or securities issued upon exercise of options issued to, officers, directors or employees of the Company or a subsidiary of the Company pursuant to a stock option or purchase plan or other employee stock incentive program or agreement approved by the Board of Directors of the Company or a subsidiary of the Company, and (C) securities issued in connection with the acquisition of a business or another entity by the Company or a subsidiary of the Company by any means, including by merger, purchase of all or substantially all of such other entity's assets or capital stock, or by other reorganization.

         5.5     LIMITATIONS ON TRANSFERS BY FOUNDER.

         (a) Founder agrees that he shall not sell, assign, pledge, transfer or otherwise dispose of (each such act being referred to herein as a "Transfer") any of his Management Securities (as defined in the Employment Agreement), except as follows:

                 (i) with respect to any or all such Management Securities, pursuant to the provisions of Section 5.6 hereof;

                 (ii) with respect to any or all such Management Securities, pursuant to the "Drag-Along" provisions of Section 5.8 hereof;

                 (iii) with respect to any or all such Management Securities, pursuant to the "Tag-Along" provisions of Section 5.9 hereof; or

                 (iv) with respect to any or all such Management Securities, as otherwise consented to by Company in its sole discretion; provided that, unless otherwise consented to by Purchaser in its sole discretion, such shares when Transferred shall remain subject to this Section 5.5, Section 5.8 and Section 5.10 of this Agreement and Section 6 of the Employment Agreement, and the transferee shall be or thereupon become bound by such Sections of this Agreement and Section 6 of the Employment Agreement as if such Transferee were Founder.

         (b) In the event that Founder proposes to Transfer any Management Securities in any transaction or series of related transactions pursuant to
Section 5.5(a)(iv), then at least 30 days prior to the proposed Transfer, Founder shall notify Company and Purchaser of such proposed transactions, setting forth the information that Purchaser would be required to set forth in a Sale Notice pursuant to Section 5.7.

         (c) Notwithstanding anything to the contrary in this Section 5.5, Company shall not register (or permit any transfer agent to register) any Transfer of Management Securities





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otherwise permitted hereby where an acknowledgment that the proposed transferee is bound by certain terms of this Agreement is appropriate unless and until such acknowledgment is delivered in a form and substance satisfactory to Company.

         5.6 PERMITTED TRANSFERS. Founder may transfer Management Securities to Permitted Transferees (a) who consent in a writing delivered to the Company to be bound by the terms of Section 5.5, 5.8 and 5.10 of this Agreement and Section 6 of the Employment Agreement as if such Transferee were Founder and (b) who grant Founder an irrevocable power of attorney or proxy to vote, or execute written consents or waivers with respect to, any such Management Securities in any vote of the stockholders of the Company or with respect to any other action of such stockholders. "Permitted Transferees" means the spouse or lineal descendants of Founder, any trust for the benefit of Founder or the benefit of the spouse or lineal descendants of Founder, any corporation or partnership in which Founder, the spouse and the lineal descendants of Founder are the direct and beneficial owners of all of the equity interests (provided Founder, the spouse and lineal descendants of Founder agree in writing to remain the direct and beneficial owners of all such equity interests), and the personal representative of Founder upon Founder's death for purposes of administration of Founder's estate or upon Founder's incompetency for purposes of the protection and management of the assets of Founder.

         5.7 SALE NOTICE. In the event that Purchaser proposes to make a Disposition (as hereinafter defined) of any shares of Common Stock, Purchaser shall promptly notify (the "Sale Notice") Company and Founder of such proposed Disposition in writing, setting forth:

                 (a) the number of shares of Common Stock proposed to be disposed of by Purchaser (the "Offered Common Shares"); and

                 (b) the price per share at which Purchaser intends to dispose of the Offered Common Shares (the "Offered Common Price") and the identity of the proposed purchaser or purchasers, as well as the other material terms and conditions of the proposed Disposition (the "Offered Terms").

"Disposition" means a sale, transfer or other disposition of shares of Common Stock, including by means of a merger or consolidation of Company with or into any other person, but shall not include a distribution of shares to the partners of Purchaser.

         5.8     DRAG-ALONG RIGHT.

         (a) In connection with the proposed transaction set forth in a Sale Notice, Purchaser shall have the right (the "Drag-Along Right") to require Founder to sell to the proposed purchaser or purchasers on the Offered Terms for the Offered Common Price, that number of shares of Common Stock (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (i) the total number of shares of Common Stock then owned by Founder and (ii) a fraction, the numerator of which shall be the number of Offered Common Shares, and the denominator of which shall be the total number of shares of Common Stock then owned by Purchaser; provided that, if Purchaser is proposing to make a Disposition of all shares of Common Stock then owned by Purchaser, then Purchaser





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shall have the right to require Founder to sell to such proposed purchaser or purchasers all shares of Common Stock then owned by Founder. To exercise the Drag-Along Right, the Purchaser shall provide Founder with a notice (the "Drag-Along Notice"), at least 10 days prior to consummation of the proposed transaction, of its exercise of the Drag-Along Right, accompanied by the Sale Notice required by Section 5.7. Upon the receipt of such Drag-Along Notice, Founder shall be obligated to sell the number of shares of Common Stock subject to the Drag-Along Right as determined above in connection with such proposed transaction, and Founder shall promptly take all steps described in the Drag-Along Notice and otherwise reasonably requested by Purchaser to effectuate the Disposition of the shares of Common Stock covered thereby, including, but not limited to, the furnishing of information customarily provided in connection with such a sale and the execution of such sales and other transfer documents with such representations, warranties, agreements, covenants and indemnities as may be required by the Offered Terms. All references to "sell" herein shall be deemed to include transfer, dispose of or otherwise convey in the manner in which such Disposition is proposed to be made.

         (b) At the closing of the proposed transaction (which date, place and time shall be designated by Purchaser in writing at least two business days prior thereto), Founder shall deliver certificates evidencing all its shares of Common Stock subject to the Drag-Along Right, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed purchaser or purchasers, duly executed, by Founder free and clear of any liens, claims or encumbrances.

         5.9     TAG-ALONG RIGHT.

         (a) In connection with a proposed transaction set forth in a Sale Notice in which the Purchaser shall not have exercised its Drag-Along Right, Founder shall have the right but not the obligation (the "Tag-Along Right") to sell to the proposed purchaser or purchasers on the Offered Terms for the Offered Common Price that number of shares of Common Stock (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (i) the total number of shares of Common Stock owned by Founder and (ii) a fraction, the numerator of which shall be the number of Offered Common Shares and the denominator of which shall be the total number of shares of Common Stock then owned by Purchaser. The shares of Common Stock to be sold hereunder shall be sold on the same terms and conditions as those applicable to the Purchaser specified in the Sale Notice, including the time of sale, form of consideration and per-share price. Founder's failure to exercise rights under this Section 5.9(a) shall result in exclusion from sale in the transaction specified in the Sale Notice. If Founder desires to exercise its rights under this Section 5.9(a), Founder shall give written notice thereof to Purchaser no later than five (5) days after receipt of the Sale Notice. Founder shall promptly take all steps described in the Sale Notice to effectuate the sale of the shares of Common Stock covered thereby, including, but not limited to, the furnishing of information customarily provided in connection with such a sale and the execution of such sales and other transfer documents with such representations, warranties, agreements, covenants and indemnities as may be required by the Offered Terms. All references to "sell" herein shall be deemed to include transfer, dispose of or otherwise convey in the manner in which such Disposition is proposed to be made.





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         (b)     If the sum of (i) the Offered Common Shares and (ii) shares of
Common Stock offered for sale pursuant to the exercise of the Tag-Along Right pursuant to Section 5.9(a) exceeds the number of shares of Common Stock that the purchaser or purchasers described in the Sale Notice is willing to buy, Purchaser shall have the right to adjust the number of shares of Common Stock to be sold by each of Purchaser and Founder to ensure that the ratio of the number of Common Stock proposed to be sold by each such holder to the number of shares of Common Stock owned by such holder shall be equal for each of Purchaser and Founder.

         (c) The Tag-Along Right provisions of Section 5.9(a) shall be exercisable only by Founder with respect to Management Securities owned by Founder. The Tag-Along Right provisions of Section 5.9(a) shall not apply to
(i) any Disposition of shares of Common Stock by Purchaser to the partners of Purchaser and (ii) any sales by any person or persons (including the partners of Purchaser) other than sales by Purchaser.

         5.10 SALE OF COMPANY. The parties hereto agree that at any time after October 2, 2003, upon the written request of either Founder (so long as he is Chief Executive Officer of Company) or Purchaser, the parties shall use reasonable efforts to sell (i) all of the capital stock of the Company or (ii) all or substantially all of the assets (and promptly distribute to holders of Common Stock the proceeds available for distribution with respect to the Common Stock after all other appropriate distributions, including distributions to the holders of preferred stock of Company with respect to preferred stock of Company), in either case, to a third party or parties not affiliated with either Founder or Purchaser at the highest price and on the most favorable terms to Founder and Purchaser then obtainable. Any such transaction involving a sale of Common Stock shall be at the same price per share for all holders of Common Stock as the price per share to be obtained by Purchaser, provided, however, that in any such sale the preferred stock of Company shall first be paid the full preferential amounts such preferred stock would be entitled to receive in a liquidation of the Company (but no more than such amount). The parties hereto shall reasonably cooperate with another in connection with their obligations under this Section 5.10 and shall take such steps and execute such documents and instruments as are reasonable or appropriate to consummate the sale contemplated hereby on the terms provided for herein.

         5.11 LEGEND ON SHARES. (a) Founder and Purchaser agree that the following legend (or a legend to substantially the following effect) will be affixed to all certificates evidencing all Management Securities:

         "The securities evidenced by this certificate may not be sold, pledged, hypothecated or otherwise transferred unless such sale, pledge, hypothecation or other transfer complies with the provisions of the Common Stock Purchase Agreement among Intrepid Food Holdings, Inc. (the "Company"), Frontenac VI Limited Partnership and William R. Voss, a copy of which is on file with the Secretary of the Company."

         (b) Founder and Purchaser agree that the following legend (or a legend to substantially the following effect) will be affixed to all certificate evidencing shares of Common Stock:





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
         "These securities have not been registered under the Securities Act of 1933. They may not be sold or offered for sale in the absence of an effective registration statement as to the securities under that Act, or an opinion from counsel satisfactory to Intrepid Food Holdings, Inc. that such registration is not required."

Company shall, upon the written request of any holder accompanied by an opinion of counsel (reasonably satisfactory in form and substance to Company) to the effect that such holder's shares may be sold without registration or qualification under relevant federal and state securities laws, issue certificates evidencing such shares without the legend affixed in exchange for legended certificates.

         5.12 FEES. So long as Purchaser is a stockholder of Company, Frontenac Company shall be paid a cash fee at the closing of each acquisition by Company equal to 1.5% of the purchase price paid by Company (or a subsidiary of Company) in such acquisition. At the end of each fiscal year of Company, Frontenac Company shall be paid a cash fee equal to $50,000 for each seat on the Board of Directors of the Company which was held by a partner of Frontenac Company for all or a portion of such fiscal year.


                                   ARTICLE VI

                                 MISCELLANEOUS


         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein, or made pursuant hereto, will survive the execution and delivery of this Agreement.

         6.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and to carry out the intent of the parties, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         6.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts taken together will constitute one and the same agreement.

         6.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         6.5 INTERPRETATION OF AGREEMENT. Neither this Agreement, nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith, shall be construed against any party as the principal draftsperson hereof or thereof.

         6.6 GOVERNING LAW. All questions concerning the construction, validity and interpretation of, and performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in that state.

         6.7 WAIVERS AND AMENDMENTS. Except as otherwise expressly provided herein or therein, the provisions of this Agreement may be amended only by the written agreement of the Company, Purchaser and Founder.

         6.8 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

         6.9     FEES AND EXPENSES.

         (a) The Company shall bear all of its own expenses in connection with this Agreement.

         (b) The Company shall pay all expenses incurred by the Purchaser (including the legal fees and disbursements of Hopkins & Sutter) in connection with the negotiation, preparation, execution and delivery of the documents contemplated hereby (including, but not limited to, this Agreement and the Employment Agreement) and the transactions contemplated hereby.

         (c) The Company shall pay all expenses incurred by founder (including the legal fees and disbursements of his counsel) in connection with the negotiation of the documents contemplated hereby (including, but not limited to, this Agreement and the Employment Agreement).

         6.10 NOTICES. Any notices required, permitted or desired, to be given hereunder shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:

         If to the Company, to:

         Intrepid Food Holdings, Inc.
         c/o Frontenac Company
         135 South LaSalle Street
         Suite 3800
         Chicago, Illinois 60603

         If to Purchaser or Founder, to the address set forth below such person's name on the signature page hereto.

or to such other address or such other person or entity as any party may specify in a written notice given to the other parties hereto.

                  [Remainder of Page Intentionally Left Blank.
                            Signature page follows.]

         The parties hereto have executed and delivered this Agreement as of the date first set forth above.


                                           INTREPID FOOD HOLDINGS, INC.,
                                           a Delaware corporation


                                           By: /S/ R.S. McEniry
                                               ---------------------------------

                                           Its: Vice President

                                           PURCHASER:

                                           FRONTENAC VI LIMITED PARTNERSHIP

                                           By:      Frontenac Company
                                           Its:     General Partner

                                           By: /S/ R.S. McEniry
                                               ---------------------------------
                                               a partner

                                           Address:   135 South LaSalle Street
                                                      Suite 3800
                                                      Chicago, Illinois 60603


                                           FOUNDER:


                                               /S/ William R. Voss
                                               ---------------------------------
                                               William R. Voss

                                           Address:   564 North Elm Street
                                                      Hinsdale, Illinois 60521





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